EXHIBIT 23.1



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM
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To the Board of Directors
   Pathogenics, Inc.
   Hingham, MA  02043


We hereby consent to the use in this Form SB-2 Registration Statement of our report dated February 17, 2005, relating to the financial statements of Pathogenics, Inc. as of December 31, 2004 for the years ended December 31, 2004 and 2003 and the period from December 16, 1997 (Inception) to December 31, 2004, and of our report dated January 21, 2005, except Note 1, as to which the date is January 28, 2005, relating to the financial statements of Tyrol Therapeutics, LLC as of December 31, 2004 and for the years ended December 31, 2004 and 2003, and for the period from November 19, 2002 (Inception) to December 31, 2004, appearing herein. We also consent to the reference to our firm under the caption "Experts."

August 26, 2005


/s/ Malone & Bailey, PC
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Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

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